UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 8, 2006

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2006, in connection with the closing of the initial public offering (the “PVG IPO”) of Penn Virginia GP Holdings, L.P. (“PVG”), PVG, the Partnership and Penn Virginia Resource GP, LLC, the general partner of the Partnership (the “General Partner”), entered into a Non-Compete Agreement (the “Non-Compete Agreement”). The Non-Compete Agreement is not effective until PVG is no longer subject to the existing Omnibus Agreement among the Partnership, the General Partner and certain affiliates of the Partnership, including Penn Virginia Corporation. Pursuant to the Non-Compete Agreement, PVG will have a right of first refusal with respect to the potential acquisition of any general partner interest, and any other equity interests under common ownership with such general partner, in a publicly traded partnership, other than any partnerships engaged in the coal or timber businesses described above or the business of gathering or processing natural gas or other hydrocarbons. The Partnership will have a right of first refusal with respect to the potential acquisition of assets that relate to the business of (i) owning, mining, processing, marketing or transporting coal; (ii) owning, acquiring or leasing coal reserves; (iii) growing, harvesting or selling timber; and (iv) the gathering or processing of natural gas or other hydrocarbons.

Except as provided above, PVG and the Partnership’s affiliates will not be prohibited from engaging in activities that directly compete with the Partnership, even if PVG and the Partnership would have a conflict of interest with respect to such other business opportunity. In addition, the Partnership’s affiliates will not be prohibited from engaging in activities that compete directly with PVG.

A copy of the Non-Compete Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Third Amendment to Amended and Restated Credit Agreement

On December 11, 2006, the Partnership, Penn Virginia Operating Co., LLC, a wholly owned subsidiary of the Partnership (the “Operating Company”), and the Operating Company’s subsidiaries (the “Loan Parties”) entered into the Third Amendment (the “Credit Agreement Amendment”) to the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of March 3, 2005 among the Loan Parties and a group of lenders, including PNC Bank, National Association, as Administrative Agent, as amended. The Credit Agreement Amendment amended the Credit Agreement to, among other things, (i) extend the maturity of the Credit Agreement from March 3, 2010 until December 11, 2011 and (ii) decrease the interest rate payable under the Credit Agreement. Under Credit Agreement, interest was payable at a base rate plus an applicable margin of up to 1.00% if the Operating Company selected the base rate borrowing option under the Credit Agreement or at a rate derived from the London Interbank Offered Rate (“LIBOR”) plus an applicable margin ranging from 1.00% to 2.00% if the Operating Company selected the LIBOR-based borrowing option. Pursuant to the Credit Agreement Amendment, interest is now payable at a base rate plus an applicable margin of up to

0.75% if the Operating Company selects the base rate borrowing option under the Credit Agreement or at a rate derived from LIBOR plus an applicable margin ranging from 0.75% to 1.75% if the Operating Company selects the LIBOR-based borrowing option.

A copy of the Credit Agreement Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Amendment to Note Purchase Agreement

On December 8, 2006, the Partnership, the Operating Company and the Operating Company’s subsidiaries entered into the Second Amendment (the “Note Amendment”) to the Note Purchase Agreements (the “Note Purchase Agreements”) dated as of March 27, 2003 whereunder the Operating Company has issued $90 million aggregate principal amount of its 6.02% (originally 5.77%) senior notes which are due March 27, 2010. Under the definition of “Change of Control” in the Note Purchase Agreements, the consummation of the PVG IPO would have constituted a “Change of Control” for purposes of the Note Purchase Agreements. The Note Amendment amended the definition of “Change of Control” in a manner such that the consummation of the PVG IPO did not constitute a “Change of Control” so long as Penn Virginia Corporation and its affiliates continue to own directly or indirectly at least a majority of the general partnership interests of PVG.

A copy of the Note Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported in a Current Report on Form 8-K filed on December 7, 2006 with the Securities and Exchange Commission, the Partnership entered into a Units Purchase Agreement (the “Units Purchase Agreement”) with PVG, pursuant to which the Partnership agreed to sell, and PVG agreed purchase, 416,444 common units representing limited partner interests in the Partnership (“Common Units”) and 3,610,383 Class B units representing limited partner interests in the Partnership (“Class B Units”). The purchases and sales contemplated by the Units Purchase Agreement were consummated on December 8, 2006. The aggregate purchase price for the 416,444 Common Units and 3,610,383 Class B Units purchased and sold pursuant to the Units Purchase Agreement was $102,482,747.15. The transactions involving the sales of the Partnership’s Common Units and Class B Units were undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2). The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amendment No. 4 to First Amended and Restated Agreement of Limited Partnership Agreement of Penn Virginia Resource Partners, L.P.

On December 8, 2006, the Partnership entered into Amendment No. 4 (the “Partnership Agreement Amendment”) to its First Amended and Restated Agreement of Limited Partnership in connection with the closing of the PVG IPO. The Partnership Agreement Amendment created and established the terms and conditions of the Class B Units. Pursuant to the Partnership Agreement Amendment, each Class B Unit will initially be entitled to receive 100% of the quarterly cash distribution paid in respect of each Common Unit except that the Class B Units will be subordinated to the Common Units with respect to the payment of the minimum quarterly distribution and any arrearages with respect to the payment of the minimum quarterly distribution. The Partnership will be required to submit to a vote of its unitholders, as promptly as practicable following the issuance of the Class B Units, a proposal to change the terms of the Class B Units in order to provide that the Class B Units will convert into Common Units, on a one-for-one basis, immediately upon the approval by the Partnership’s unitholders. Holders of the Class B Units will not be entitled to vote upon the proposal to change the terms of the Class B Units but otherwise will be entitled to the same voting rights as Common Units, and the Class B Units will vote with the Common Units as a single class on each matter with respect to which the Common Units are entitled to vote. If the Partnership’s unitholders do not approve the proposal to change the terms of the Class B Units within 12 months following the issuance of the Class B Units, then each Class B Unit will be entitled to receive 115% of the quarterly amount distributed by the Partnership in respect of each Common Unit on a subordinated basis to the payment of the minimum quarterly distribution on the Common Units.

Upon the dissolution and liquidation of the Partnership, each Class B Unit will initially be entitled to receive 100% of the amount distributed on each Common Unit, but only after each Common Unit has received an amount equal to its capital account, plus the minimum quarterly distribution for the quarter in which the liquidation occurs, plus any arrearages in the minimum quarterly distribution with respect to prior quarters. If, however, the Partnership’s unitholders do not approve the proposal to change the terms of the Class B Units to make them convertible into Common Units, then each Class B Unit will be entitled upon liquidation to receive 115% of the amount distributed in respect of each Common Unit, but only after each Common Unit has received an amount equal to its capital account, plus the minimum quarterly distribution for the quarter in which the liquidation occurs, plus any arrearages in the minimum quarterly distribution with respect to prior quarters on a subordinated basis to liquidating distributions on the Common Units.

A copy of the Partnership Agreement Amendment as adopted is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Fourth Amended and Restated Limited Liability Company Agreement of Penn Virginia Resource GP, LLC

On December 8, 2006, the General Partner amended and restated its Third Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) in connection with the closing of the PVG IPO to reflect PVG as being the new sole managing member of PVR GP. The material provisions of the LLC Agreement remain unchanged. A copy of the LLC Agreement as adopted is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Amendment No. 4 to First Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P.

	3.2	Fourth Amended and Restated Limited Liability Company Agreement of Penn Virginia Resource GP, LLC.

	4.1	Second Amendment to Note Purchase Agreement dated as of December 8, 2006 among Penn Virginia Operating Co., LLC, Penn Virginia Resource Partners, L.P. and the noteholders party thereto.

	10.1	Third Amendment to Amended and Restated Credit Agreement dated as of December 11, 2006 among Penn Virginia Operating Co., LLC, PNC Bank National Association, as agent, and the other financial institutions party thereto.

	10.2	Non-Compete Agreement dated December 8, 2006 among Penn Virginia GP Holdings L.P., Penn Virginia Resource Partners, L.P. and Penn Virginia Resource GP, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2006

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC
its general partner

By:	/s/ Nancy M. Snyder
Nancy M. Snyder
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

3.1	Amendment No. 4 to First Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P.

3.2	Fourth Amended and Restated Limited Liability Company Agreement of Penn Virginia Resource GP, LLC.

4.1	Second Amendment to Note Purchase Agreement dated as of December 8, 2006 among Penn Virginia Operating Co., LLC, Penn Virginia Resource Partners, L.P. and the noteholders party thereto.

10.1	Third Amendment to Amended and Restated Credit Agreement dated as of December 11, 2006 among Penn Virginia Operating Co., LLC, PNC Bank National Association, as agent, and the other financial institutions party thereto.

10.2	Non-Compete Agreement dated December 8, 2006 among Penn Virginia GP Holdings L.P., Penn Virginia Resource Partners, L.P. and Penn Virginia Resource GP, LLC.